UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2006

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7699	95-1948322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3125 Myers Street, Riverside, California		92503-5527
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 351-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On July 26, 2006 (the “Effective Date”), Fleetwood Enterprises, Inc. (“Fleetwood”) entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor.  The Agreement provides for the purchase by Fleetwood of 1,000,000 shares of the 6% Convertible Trust Preferred Securities due 2028 (the “Purchased Securities”), stated liquidation amount of $50 per share, of Fleetwood Capital Trust (the “Trust Preferred”).  The aggregate purchase price for the Purchased Securities, including all accrued and unpaid interest thereon, was $31 million in cash, or $31 per share of the Purchased Securities (the “Purchase Price”).  The Agreement further provides for the delivery of the Purchased Securities into an account of The Bank of New York, as trustee for the Trust Preferred (the “Trustee”), for immediate cancellation.  In addition, the Agreement contains customary representations and warranties as well as certain indemnification provisions.  The closing of the transactions contemplated by the Agreement was completed, and the Purchased Securities were canceled by the Trustee on and as of the Effective Date.

The descriptions of the material features of the Agreement provided above are qualified in their entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Purchased Securities that were canceled represented approximately 24.8% of the number of shares of Trust Preferred issued and outstanding immediately prior to the Effective Date.  Taking into account the accrued and unpaid interest on the Purchased Securities, the Purchase Price represented a discount of approximately 39% from the aggregate stated liquidation amount of the Purchased Securities.  Cancellation of the Purchased Securities is expected to result in a reduction to Fleetwood’s annual interest expense of about $3 million and an increase in shareholders’ equity of almost $15 million.

Previously, on July 21, 2006, Standard & Poor’s Ratings Services raised its rating on the Trust Preferred from “D” to “CCC+” and revised its outlook on Fleetwood from “negative” to “stable.”

Item 2.01               Completion of Acquisition or Disposition of Assets

The information set forth in the first two paragraphs of Item 1.01 of this current report on Form 8-K is hereby incorporated into this Item 2.01 by reference.  In addition, there is no material relationship, other than in respect of the transactions contemplated by the Agreement, between Fleetwood and the institutional investor. Fleetwood funded the acquisition of the Purchased Securities out of its general working capital.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement, dated as of July 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 28, 2006

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Boyd R. Plowman
Name:	Boyd R. Plowman
Its:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement, dated as of July 26, 2006.